UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230 San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	registered
Common Stock, Par Value $0.0001 Per Share	NVVE	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On September 10, 2026, Nuvve Holding Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC (“Buyer”), pursuant to which the Company issued and sold to the Buyer a convertible promissory note in the principal amount of $280,000 (the “Note”). The Note was issued with an original issue discount of $30,000, resulting in a purchase price of $250,000.

The Note bears interest at a rate of 12% per annum and matures on September 10, 2027. Commencing on the six-month anniversary of the issuance date, the Buyer may convert all or any portion of the outstanding principal amount and accrued interest under the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price equal to the lesser of: (i) $1.40 per share, or (ii) 85% of the lowest trading price of the Common Stock during the ten trading days immediately preceding the applicable conversion date. The Buyer’s ability to convert the Note is subject to a beneficial ownership limitation of 4.99%. The Note contains customary events of default and related remedies, including an increase in the interest rate and the conversion discount upon the occurrence of an event of default. The shares issuable upon the conversion of the Note are subject to certain piggyback registration rights.

In connection with the Purchase Agreement and the Note, the Company delivered irrevocable instructions to its transfer agent to reserve shares of the Company’s common stock for issuance upon conversion of the Note (the “Irrevocable Transfer Agent Instructions”).

The foregoing descriptions of the Purchase Agreement, the Note and the Irrevocable Transfer Agent Instructions are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note and the Irrevocable Transfer Agent Instructions, copies of which are filed as Exhibits 10.1, 4.1 and 99.1 hereto, respectively.

Exchange Agreement

On September 10, 2026, the Company entered into a securities exchange and amendment agreement (the “Exchange Agreement”) with the holders (the “Holders”) of an aggregate of 2,238.655 shares (the “Existing Series A Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), representing all of the Company’s outstanding Series A Preferred Stock. Pursuant to the Exchange Agreement, the Holders agreed to exchange their Existing Series A Shares for an aggregate of 2,238.655 shares of a newly designated Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and stated value of $1,000 per share (the “Stated Value”), in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) (such transaction, the “Exchange”).

As previously disclosed, the Company entered into a registration rights agreement, dated November 14, 2025 (the “Registration Rights Agreement”), with the Holders, pursuant to which the Company agreed to certain registration rights with regards to the shares of Common Stock underlying the Existing Series A Shares. Pursuant to the Exchange Agreement, the Registration Rights Agreement shall be amended to provide that the shares of Common Stock issuable upon the conversion of any shares of Series C Preferred Stock shall be subject to the registration rights set forth in the Registration Rights Agreement.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Note and issuance of any shares of Common Stock upon the conversion thereof will be issued in reliance on the exemption from securities registration under Section 4(a)(2) of the Securities Act and Rule 506(b) under the Securities Act.

The issuance of the Series C Preferred Stock and any shares of Common Stock issuable upon the conversion thereof shall be issued in reliance on Section 3(a)(9) of the Securities Act and under Section 4(a)(2) and Rule 506(b) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2026, in connection with the Exchange Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware. The Certificate of Designation designates 3,000 shares of the Company’s authorized preferred stock, par value $0.0001 per share, as Series C Preferred Stock and sets forth the preferences, rights and limitations of the Series C Preferred Stock. The Certificate of Designation became effective upon filing.

Conversion. At any time and from time to time, a holder of shares of Series C Preferred Stock may, at its option, convert shares of Series C Preferred Stock into a number of shares of Common Stock, as is determined by (i) multiplying (x) the number of shares of Series C Preferred Stock to be converted by (y) the Stated Value thereof, and then (ii) dividing the result by the conversion price of $1.40 per share (the “Conversion Price”), subject to certain conditions. The Conversion Price is subject to full ratchet antidilution protection and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Dividends. Holders of the Series C Preferred Stock shall be entitled to receive cumulative dividends at the rate per share of 8% per annum, payable quarterly. Such dividends shall be payable, at the election of the Holder, in cash, shares of Common Stock, or any combination of cash and shares of Common Stock.

Voting. Except as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company (a “Liquidation”), the holders of Series C Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value of each share of Series C Preferred Stock, plus any other fees or liquidated damages then due and owing thereon, before any distribution or payment shall be made to the holders of any securities junior to the Series C Preferred Stock.

Ranking. The Series C Preferred Stock ranks senior to all other shares of capital stock of the Company and any other class or series of preferred stock or other capital stock of the Company created after the effectiveness of the Certificate of Designation as to payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Company shall not create a class or series of capital stock that is senior in rank or pari passu to the Series C Preferred Stock without the consent of the holders of a majority of the Series C Preferred Stock.

The foregoing description of the terms of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
4.1	Promissory Note, dated September 10, 2026
10.1*	Securities Purchase Agreement, dated September 10, 2026, between Nuvve Holding Corp. and FirstFire Global Opportunities Fund, LLC
10.2*	Securities Exchange and Amendment Agreement, dated September 10, 2026, between Nuvve Holding Corp. and the holders named therein
99.1	Irrevocable Instruction Letter to Transfer Agent, dated September 10, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer

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